Exhibit 1.1

UNDERWRITING AGREEMENT

FULL HOUSE RESORTS, INC.

___________ SHARES OF COMMON STOCK

October __, 2006

STERNE, AGEE & LEACH, INC.

800 Shades Creek Parkway, Suite 700

Birmingham, Alabama 35209

Gentlemen:

The undersigned, Full House Resorts, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with Sterne, Agee & Leach, Inc. (the “Underwriter”), as follows:

1.	INTRODUCTION.

(a) Subject to the terms and conditions of this Underwriting Agreement (the “Agreement”), the Company proposes to issue and sell to the Underwriter an aggregate of ______________ shares of its common stock, par value $.0001 per share (the “Common Stock”), and the Underwriter agrees to purchase the Common Stock pursuant to Section 3(a) hereof. The Common Stock to be purchased pursuant to Section 3(a) of this Agreement is hereinafter referred to as the “Firm Shares.”

(b) Solely for the purpose of covering over-allotments, if any, the Company proposes to grant to the Underwriter a one-time option (the “Over-Allotment Option”) to purchase from the Company, in the aggregate, up to an additional ____________ shares of Common Stock (up to 15% of the Firm Shares) pursuant to the terms and conditions of Section 3(b) hereof. The Common Stock to be purchased pursuant to Section 3(b) of this Agreement is hereinafter referred to as the “Option Shares.” The Firm Shares and the Option Shares are referred to collectively herein as the “Shares.”

2.	REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to, and agrees with, the Underwriter that:

(a) The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form SB-2 (File No. 333-136341), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Securities Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form SB-2 (File No. 333-136341) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Securities Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) The Commission has not issued an order suspending the effectiveness of, or preventing or suspending the use of, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Shares nor has it instituted or threatened to institute any proceedings with respect to a stop order. The Registration Statement, Preliminary Prospectus and Prospectus and any amendments and supplements thereto have conformed in all material respects to the requirements of the Securities Act and the rules and regulations thereunder (the “Rules and Regulations”) and, as of their respective dates, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the effective date of the Registration Statement (the “Effective Date”) and at all times subsequent thereto up to and on the Closing Time (as hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Securities Act and the Rules and Regulations, did and will in all material respects conform to the requirements of the Securities Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement, Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to the Underwriter furnished to the Company by the Underwriter specifically for use in the preparation thereof.

(c) As of the Applicable Time (as defined below), neither (i) any Issuer-Represented General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means ___:00 [a/p]m (Eastern time) on the date of this Agreement or such other time agreed to by the Company and the Underwriter.

“Statutory Prospectus” as of any time means the prospectus relating to the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to 424(b).

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule 1 attached hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

(d) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sales of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in Section 5(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any documents incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(d) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not paid any dividends or distributions on its capital stock or issued any options, warrants or rights to purchase the capital stock of the Company and there has not been any material adverse change or any development involving a material adverse change (or a prospective material adverse change) in the business, prospects, properties, operations, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Change” or “Material Adverse Effect”), and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries (as hereinafter defined) has incurred or undertaken any obligations, direct or contingent, or entered into any transactions which are material to the Company and the Subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified to transact business as a foreign corporation under the laws of, and is in good standing in, each other jurisdiction where the conduct of its business or the character of its properties may require it to be qualified to do business, except where failure to so qualify would not have a Material Adverse Effect.

(g) All of the Company’s subsidiaries are listed on Schedule 2 attached hereto (each, a “Subsidiary”, and collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing in good standing under the laws of the state of its incorporation or organization, as the case may be, with the requisite power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Subsidiaries is duly qualified to transact business as a foreign corporation or organization, as the case may be, under the laws of, and is in good standing in, each other jurisdiction where the conduct of its business or the character of its properties may require it to be qualified to do business, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.

(h) The Company and each of the Subsidiaries possess, or at the pertinent time will possess, all licenses (including, but not limited to, gaming licenses, permits, franchises, certificates, consents, orders, approvals and other authorizations) from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations, all courts and other tribunals, and all third parties, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now conducted, as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (“Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed in all material respects, all of their respective obligations with respect to such Permits and no event has occurred (including, without limitation, the receipt of any notice from any regulatory entity) that allows, or after notice or lapse or time or both, would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to the revocation or modification of any such Permit, except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect. No Permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. To the knowledge of the Company, no regulatory entity is considering limiting, suspending or revoking any Permit or is investigating the Company or any of the Subsidiaries, other than ordinary course administrative reviews.

(i) The Company has all requisite power and authority (corporate and other) to execute and deliver this Agreement and to issue, sell and deliver the Shares to the Underwriter as provided in this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms (except in all cases to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or similar laws affecting the enforcement of creditors’ rights and remedies generally, (ii) general principles of equity apply, including, without limitation, (a) that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceeding may be brought, and (b) the application of concepts of materiality, reasonableness, good faith and fair dealing, and (iii) the enforceability of the indemnification and contribution provisions hereof and the waiver of service of process may be limited under applicable federal or state or other securities laws or the public policy underlying such laws).

(j) No consent, authorization, registration, qualification, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or agency or any court or other tribunal is required for the performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained or made under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or applicable state securities or “blue sky” laws applicable to the public offering of the Shares, and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. (“NASD”). Other than the American Stock Exchange, no consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any of the Subsidiaries is a party, or to which any of its properties or assets is subject, is required for the execution, delivery, or performance of this Agreement, and the execution, delivery, and performance of this Agreement will not (i) violate, result in a breach of, or conflict with any term of the certificate of incorporation or bylaws or other charter or organizational document of the Company or any of the Subsidiaries, (ii) violate or result in a breach or violation by the Company or any of the Subsidiaries of any of the terms or provisions of, or constitute a default by the Company or any of the Subsidiaries under, or result in the creation or imposition of any lien, encumbrance, pledge, charge, security interest or claim of any kind (each, a “Lien”) upon any properties or assets of the Company or any of the Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which the Company or any of the Subsidiaries is a party or to which the Company or any of the Subsidiaries or any of their respective properties is subject, or (iii) violate, result in a breach of, or conflict with any law or any rule, regulation, order, judgment, or decree of any court or governmental agency or body applicable to the Company or any of the Subsidiaries or to which any of their respective operations, businesses, properties, or assets are subject, except in the case of clauses (i) and (iii) to the extent that any such violation, breach, conflict, creation or imposition of a Lien does not have a Material Adverse Effect.

(k) The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, options or warrants referred to in the Prospectus). The shares of capital stock of the Company outstanding prior to the issuance of the Shares pursuant to this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) have been issued in compliance with, or pursuant to exemptions from, the registration provisions of the Securities Act and applicable state securities and “blue sky” laws, and (iii) were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities. The authorized and outstanding capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus under the caption “Description of Securities.”

(l) The Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any Liens; and no pre-emptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders issued or granted by the Company exists with respect to any of the Shares or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Common Stock except as may be required under the Securities Act, the Exchange Act, or under applicable state or other securities or “blue sky” laws, and the clearance of such offering and the underwriting arrangements evidenced hereby with the NASD.

(m) Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, the Company does not have outstanding or authorized any warrants or options to subscribe or purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations (it being understood that all shares of Common Stock reserved for issuance pursuant to existing stock option plans described therein are so contemplated). The description of the Company’s stock option, other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(n) All of the issued and outstanding shares of capital stock or ownership interests, as the case may be, of each of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and none of such outstanding shares of capital stock or ownership interests, as the case may be, was issued in violation of any preemptive rights or other rights to subscribe for or purchase securities. The outstanding shares of capital stock or ownership interests, as the case may be, of each of the Subsidiaries which are owned beneficially or of record by the Company are owned free and clear of any Lien. Other than the Subsidiaries, neither the Company nor any of the Subsidiaries owns, directly or indirectly, any capital stock or other equity securities of any corporation, partnership, limited liability company, joint venture or other association.

(o) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is not pending or, to the Company’s knowledge, threatened any action, suit, claim, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body which might reasonably be expected to result in any Material Adverse Change or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder.

(p) The audited and unaudited consolidated financial statements of the Company, together with the related schedules and notes forming part of the Registration Statement, the General Disclosure Package and the Prospectus, fairly present the financial position and the results of operations and cash flows of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The other financial statements and schedules included in or as schedules to the Registration Statement, the General Disclosure Package and the Prospectus conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and present fairly the information set forth therein for the periods shown. The pro forma and as adjusted financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been properly compiled, and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their respective operations for the respective periods specified. All of the financial and statistical data set forth in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information set forth therein on the basis stated therein. No financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus that are not so included.

(q) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) each of the Company and the Subsidiaries has good and marketable title to all properties and assets described in the Registration Statement, the General Disclosure

Package and the Prospectus as owned by it, free and clear of any Lien other than such as would not have a Material Adverse Effect, (ii) all agreements to which the Company or any of the Subsidiaries is a party described in the Registration Statement, the General Disclosure Package and the Prospectus are valid agreements, enforceable by the Company and the Subsidiaries (except in all cases to the extent that (x) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or similar laws affecting the enforcement of creditors’ rights and remedies generally, (y) general principles of equity apply, including, without limitation (A) that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceeding may be brought, and (B) the application of concepts of materiality, reasonableness, good faith and fair dealing, and (z) the enforceability of the indemnification and contribution provisions thereof, if any, and the waiver of service of process, if applicable, may be limited under applicable federal or state or other securities laws or the public policy underlying such laws), and to the Company’s knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and (iii) the Company and the Subsidiaries have valid and enforceable leases for all properties described in the Registration Statement, the General Disclosure Package and the Prospectus as leased by them (subject to the enforceability exceptions listed in clause (ii) above). Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries own or lease all such properties as are necessary to its operations as described therein.

(r) The Company and the Subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns that are required to be filed or have requested extensions thereof, and have paid all taxes, assessments, governmental or other charges, shown thereon as due to the extent that such taxes, assessments or charges are due and payable, except for any such tax, assessment or charge that is currently being contested in good faith by appropriate actions, and there is no tax deficiency that has been or, to the knowledge of the Company, might be asserted against the Company or any of the Subsidiaries that might have a Material Adverse Effect, and all tax liabilities are adequately provided for on the books of the Company.

(s) The Company and the Subsidiaries maintain insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; during the past three years, the Company and the Subsidiaries have not been refused any insurance coverage sought or applied for and otherwise commonly available to similarly situated insureds; and the Company has no reason to believe that it will not be able to renew its or the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar insurance coverage as may be necessary to continue their respective businesses at a cost that would not materially and adversely affect the condition

(financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries taken as a whole.

(t) To the knowledge of the Company, no labor disturbance by the employees of the Company or the Subsidiaries exists or is imminent that might be expected to result in a Material Adverse Change. No collective bargaining agreement exists with any of the Company’s or the Subsidiaries’ employees and, to the knowledge of the Company, no such agreement is imminent.

(u) The Company and the Subsidiaries own or possess adequate rights (where appropriate, in reliance upon representations by licensors of such rights or related products or properties) to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights that are necessary to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a Material Adverse Effect; the Company and the Subsidiaries have not received any notice of, and have no knowledge of, any infringement of or conflict with asserted rights of the Company and the Subsidiaries by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and neither the Company nor the Subsidiaries have received any notice of, or have any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(v) The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents are accurate in all material respects and present fairly the information required to be stated therein; there are no statutes, regulations, or legal or governmental proceedings required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which are not described as required, and there are no contracts or other documents required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits thereto that have not been described or filed as required.

(w) The Company has been advised concerning the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act and the rules and regulations thereunder.

(x) The Company has not distributed and will not distribute prior to the later of (i) the Closing Time or the Option Closing Time, as the case may be, or (ii) the completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares, other than any Preliminary Prospectuses, the Registration Statement, the General

Disclosure Package and the Prospectus and other materials, if any, permitted by the Securities Act.

(y) Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company nor any of the Subsidiaries, nor any of the directors, officers, or employees of the Company or any Subsidiary acting on behalf of the Company, has taken or will take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

(z) The Company has provided or made available to the Underwriter a complete and accurate list of all security holders of the Company and the number and type of Company securities held by each security holder. Each officer, director and 10% stockholder of the Company as set forth on Schedule 3 attached hereto has agreed to refrain from disposing of his or her shares of capital stock, options and other securities of the Company, or any securities convertible into or exercisable for, or any rights to purchase or otherwise acquire, such stock, options or other securities, for a period of 180 days following the Effective Date pursuant to a lock-up agreement in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), except that the holders of the preferred shares of the Company, par value $0.0001 per share (the “Preferred Shares”), pursuant to their agreements to convert the Preferred Shares into Common Stock, have agreed to a 90 day “lock-up” as to those shares of Common Stock issued upon conversion. The Company has provided to counsel for the Underwriter true and complete copies of all of the Lock-Up Agreements executed by its executive officers, directors and 10% stockholders. The Company hereby agrees that it will not release any party from its obligation under a Lock-Up Agreement currently existing or hereafter effected without the prior written consent of the Underwriter.

(aa) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or to the extent it would not have a Material Adverse Effect, (i) the Company and the Subsidiaries are in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) that are applicable to their respective businesses, (ii) neither the Company nor any of the Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (iii) to the knowledge of the Company, the Company will not be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property that is owned, leased or occupied by the Company or any of the Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

(bb) Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. The term “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group or organization described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(cc) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or attained any funds in violation of any law, rule or regulation, the receipt or payment of which could have a Material Adverse Effect.

(dd) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter, and (C) are effective to perform the functions for which they were established. The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data, and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) No material default exists, and no event has occurred which with notice or after the lapse of time to cure, or both, would constitute a material default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or to which they or any of their respective properties are subject, or of the certificate of incorporation, bylaws or other charter or organizational document of the Company or any of the Subsidiaries.

(ff) Neither the Company nor any of the Subsidiaries is in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company and the Subsidiaries and material to the Company and the Subsidiaries taken as a whole, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries.

(gg) Piercy Bowler Taylor & Kern, who has certified the consolidated financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus, are independent registered public accountants as required by the Securities Act and the Rules and Regulations, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company.

(hh) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a current or future Material Adverse Effect.

(ii) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Securities Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Additionally, no relationship, direct or indirect, exists between the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that is not so disclosed.

(jj) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders.

(kk) The Company has not prior to the date hereof offered or sold any securities which would be “integrated” with the offer and sale of Shares pursuant to the Registration Statement, the General Disclosure Package and the Prospectus.

(ll) The outstanding shares of Common Stock (including the Shares) are listed for trading on The American Stock Exchange, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from The American Stock Exchange, nor has the Company received any notification that the SEC or The American Stock Exchange is contemplating terminating such registration or listing.

(mm) The Common Stock is registered with the Commission pursuant to Section 12 of the Exchange Act, and the Company has timely complied with and will continue to timely comply with all registration, filing, and reporting requirements of the Exchange Act that have been or will be applicable to the Company.

3.	PURCHASE, SALE, AND DELIVERY OF THE FIRM SHARES AND OPTION SHARES.

(a) On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, ______________ Firm Shares, at a purchase price of $___________ per share.

(b) The Company hereby grants to the Underwriter the Over-Allotment Option to purchase up to _____________ Option Shares at the same purchase price per share as the Firm Shares to be paid by the Underwriter to the Company as provided for in Section 3(a). The Over-Allotment Option may be exercised only to cover over-allotments in Common Stock by the Underwriter. The Over-Allotment Option may be exercised as to all or any part of the Option Shares included therein at any time (but only once) within thirty (30) days after the date the Registration Statement becomes effective. The Underwriter shall not be under any obligation to purchase any Option Shares prior to the exercise of such option. The Over-Allotment Option may be exercised by giving written notice to the Company setting forth the number of Option Shares to be purchased from the Company and the date and time for delivery of and payment for such Option Shares and stating that the Option Shares therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given prior to the Closing Time, the date set forth therein for such delivery and payment shall not be earlier than two (2) full business days thereafter or the Closing Time, whichever occurs later. If such notice is given on or after the Closing Time, the date set forth therein for such delivery and payment shall not be earlier than three (3) full business days thereafter. In either event, the date so set forth shall not be more than fifteen (15) full business days after the date of such notice. The date and time set forth in such notice, or such other time not later than the seventh full business day thereafter as the Underwriter and the Company may determine, is herein called the “Option Closing Time.” Upon exercise of the Over-Allotment Option, the Company shall become obligated to sell to the Underwriter and, subject to the terms and conditions herein set forth, the Underwriter shall become obligated to purchase from the Company, the number of Option Shares specified in such notice.

(c) Delivery of the certificates for the Firm Shares to be purchased by the Underwriter pursuant to this Section 3 shall be made against payment of the purchase price therefor by the Underwriter in immediately available funds by wire transfer to the Company at the offices of Greenberg Traurig, P.A., Miami, Florida (or at such other place as may be agreed upon between the Underwriter and the Company), at 11:00 A.M., Eastern time, either (a) on the third (3rd) full business day after this Agreement becomes effective or (b) if this Agreement is executed and delivered after 4:30 P.M., Eastern time, the fourth (4th) full business day following the day that this Agreement becomes effective, such time and date of payment and delivery being herein called the “Closing Time”; provided, however, that if the Company has not made available to the Underwriter copies of the Prospectus within the time provided in Section 5(d) hereof, the Underwriter may, in its sole discretion, postpone the Closing Time until no later than two (2) full business days following delivery of copies of the Prospectus to the Underwriter. Delivery of certificates for the Option Shares shall be similarly delivered on the Option Closing Time. The certificates for the Firm Shares and the Option Shares to be so delivered will be made available to the Underwriter for checking and packaging at such office or such other location as the Underwriter may reasonably designate at least two (2) full business days prior to the Closing Time or the Option Closing Time, as the case may be, and will be in good delivery form and will be in such names and denominations as the Underwriter may request, such request to be made at least two (2) full business days prior to the Closing Time or the Option Closing Time, as the case may be. If the Underwriter so elects, delivery of the Firm Shares and Option Shares may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriter.

4.	OFFERING BY THE UNDERWRITER AND UNDERWRITER DISCLOSURE.

(a) Upon authorization by the Company of release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

(b) The information set forth under the caption “Underwriting” in any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitutes the only information furnished by the Underwriter to the Company for inclusion in any Preliminary Prospectus, General Disclosure Package, the Prospectus or the Registration Statement, and the Underwriter represents and warrants to the Company that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.	FURTHER AGREEMENTS OF THE COMPANY.

The Company agrees with the Underwriter that:

(a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to be declared effective under the Securities Act by the Commission as promptly as possible. The Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the Effective Date to be declared effective under the Securities Act by the Commission as promptly as possible. The Company will notify the Underwriter promptly after it receives notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has been declared effective under the Securities Act by the Commission or any supplement to the Prospectus has been filed. If the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) under the Securities Act, the Company will provide evidence satisfactory to the Underwriter that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) under the Securities Act or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective under the Securities Act by the Commission. If for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3), the Company will provide evidence satisfactory to the Underwriter that the Prospectus contains such information and has been filed with the Commission within the time period prescribed. The Company will notify the Underwriter promptly of any request by the Commission for the amending or supplementing of the Registration Statement, Issuer-Represented Free Writing Prospectus or the Prospectus or for additional information, and promptly upon the Underwriter’s request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement, Issuer-Represented Free Writing Prospectus or Prospectus that in the opinion of the Underwriter’s counsel may be necessary or advisable in connection with the distribution of the Firm Shares and any Option Shares by the Underwriter. The Company will promptly prepare and file with the Commission, and promptly notify the Underwriter of the filing of, any amendments or supplements to the Registration Statement, Issuer-Represented Free Writing Prospectus or Prospectus that may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company will not file any amendment or supplement to the Registration Statement, Issuer-Represented Free Writing Prospectus or Prospectus that shall not previously have been submitted to the Underwriter a reasonable time prior to the proposed filing thereof or to which the Underwriter shall reasonably object in writing.

(b) The Company will advise the Underwriter, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement, Issuer-Represented Free Writing Prospectus or Prospectus or of the initiation or threat of any proceeding for that purpose, and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(c) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Underwriter so that any use of such Issuer-

Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

(d) The Company represents and agrees that, unless it has obtained or obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it has obtained or obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(e) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

(f) The Company will deliver without charge to the Underwriter such number of copies of the Preliminary Prospectus, General Disclosure Package, the Prospectus, the Registration Statement (with exhibits), and any amendments and supplements thereto as the Underwriter may reasonably request for the purposes contemplated by the Securities Act.

(g) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, as soon as it is practicable to do so, but in any event not later than fifteen (15) months after the Effective Date, covering a period of twelve (12) consecutive calendar months beginning after the Effective Date, which consolidated earnings statement will satisfy the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(h) During the period ending three years after the date of this Agreement, the Company will furnish, if not otherwise available via EDGAR, to the Underwriter: (i) as soon as practicable after the end of each fiscal year, copies of the annual report containing the consolidated audited financial statements of the Company and the report thereon of independent registered public accountants; (ii) as soon as available, a copy of each report, document, and definitive proxy or information statement furnished to or filed with any securities exchange or the NASD (including The American Stock Exchange, or any successor thereto) pursuant to the requirements of such exchange or the NASD, or with the Commission under the Securities Act or the Exchange Act; and (iii) copies of all other information or communications (financial or other) furnished to stockholders of the Company.

(i) The Company will apply the net proceeds from the sale of the Shares being sold by it hereunder in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(j) The Company will use its best efforts to list for trading the Shares on The American Stock Exchange.

(k) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock.

(l) The Company will comply with all registration, filing, and reporting requirements of the Exchange Act that may from time to time be applicable to the Company.

(m) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

(n) Prior to the Closing Time or the Option Closing Time, as the case may be, the Company will not issue any press release or other communication (except for such communications issued in the ordinary course of business or communications otherwise required by law), directly or indirectly, and hold no press conference with respect to the Company, its financial condition, results of operations, business, properties, assets or liabilities, or this offering, without the prior consent of the Underwriter.

(o) The Company will not take, directly or indirectly, any action designed to cause or result in, or that might constitute or might be expected to constitute, stabilization or manipulation of the price of the Shares.

(p) For a period of 180 days after the Effective Date, the Company will not, without the Underwriter’s prior written consent: (i) directly or indirectly, issue, sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, “Company Securities”) or any rights to purchase Company Securities, or file any registration statement under the Securities Act with respect to any of the foregoing; or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Company Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing restriction shall not apply to (i) the issuance by the Company of the Shares to the Underwriter pursuant to this Agreement, (ii) the issuance by the Company of shares of Common Stock upon the conversion of shares of the Company’s preferred stock outstanding as of the date of the Prospectus, (iii) the grant by the Company of options pursuant to the Company’s executive incentive compensation plan in effect as of the date hereof and described in the Prospectus, and (iv) the issuance by the Company of shares of Common Stock under such plan, whether upon the exercise of options outstanding under such plan or otherwise.

6.	PAYMENT OF EXPENSES.

The Company hereby agrees to pay all costs and expenses in connection with (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement, the Preliminary Prospectus(es), any Permitted Free Writing Prospectus, the Prospectus, any amendments or supplements thereto, this Agreement and any related underwriting documents, including the cost of all copies thereof supplied to the Underwriter in quantities as hereinabove stated, (b) the issuance, offer, sale, transfer, and delivery (as applicable) of the Shares, including any transfer or other taxes payable thereon, (c) the qualification of the Shares under applicable state blue sky or securities laws, including the costs of printing and mailing the preliminary and final blue sky memorandum and the disbursements in connection therewith, (d) the filing fees payable to the Commission, the NASD, and any jurisdictions in which qualification of the Shares is sought, (e) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act, (f) any fees relating to the listing of the Shares on The American Stock Exchange or any other market upon which the Company lists the Common Stock, (g) the cost of printing certificates representing the Shares, (h) the fees of the transfer agent for the Common Stock, (i) all costs associated with the Company’s “road show” with respect to the offer and sale of Shares as contemplated by the Prospectus, and (j) the reimbursement to the Underwriter for any and all expenses incurred by the Underwriter related to the offer and sale of Shares as contemplated by the Prospectus, including, but not limited to, all fees and disbursements of the Underwriter’s counsel, up to a maximum of $100,000.

7.	CONDITIONS OF THE UNDERWRITER’S OBLIGATIONS.

The obligations of the Underwriter to purchase and pay for the Shares as provided herein shall be subject, in the discretion of the Underwriter, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Underwriter, as of the date hereof and as of the Closing Time (or the Option Closing Time, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

(a) The Registration Statement shall have become effective under the Securities Act not later than 5:30 P.M., Eastern Time, on the date following the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter; on or prior to the Closing Time or the Option Closing Time, as the case may be, no stop order shall have been issued and no proceeding shall have been initiated or threatened with respect to a stop order; and any request by the Commission for additional information shall have been complied with by the Company to the reasonable satisfaction of the Underwriter. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act.

(b) All corporate proceedings and other legal matters in connection with this Agreement, the forms of the Registration Statement, General Disclosure Package and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares shall have been reasonably satisfactory to the Underwriter’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable it to pass upon the matters referred to in this Section 7.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time or Option Closing Time, as the case may be, there shall not have been any change in the condition (financial or otherwise), earnings, operations, or business of the Company from that set forth in the Registration Statement, the General Disclosure Package or the Prospectus that in the Underwriter’s sole judgment is material and adverse and that makes it, in the Underwriter’s sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

(d) At the Closing Time or the Option Closing Time, as the case may be, the Underwriter shall have received the opinion of Greenberg Traurig, P.A., counsel for the Company, dated the date of delivery, addressed to the Underwriter, and in form and scope satisfactory to the Underwriter, to the effect set forth on Exhibit B to this Agreement.

(e) On or prior to the Closing Time or the Option Closing Time, as the case may be, the Underwriter shall have been furnished such information, documents, certificates, and opinions as it may reasonably require in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as the Underwriter may reasonably request.

(f) At the Closing Time or the Option Closing Time, as the case may be, (i) the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Securities Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the General Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) there shall have been, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, no Material Adverse Change or any development involving a prospective Material Adverse Change from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and the Company shall not have incurred any material liabilities or entered into any agreements not in the ordinary course of business other than as referred to in the Registration Statement, the General Disclosure Package and the Prospectus, and (iii) except as set forth in the Registration Statement and the Prospectus, no litigation, arbitration, claim, governmental, or other proceeding (formal or informal) or investigation shall be pending, or, to the Company’s knowledge, threatened (or any basis therefor), with respect to the Company or any of the Subsidiaries or any of their respective operations, businesses, properties, or assets that would be required to be set forth in the Registration Statement, wherein an unfavorable decision, ruling, or finding would have a Material Adverse Effect.

(g) At the Closing Time or the Option Closing Time, as the case may be, the Underwriter shall have received a certificate of the chief executive officer and the chief financial officer of the Company, dated the Closing Time or the Option Closing Time, as the case may be, to the effect that (i) the conditions set forth in Section 7(a) and 7(f) have been satisfied, (ii) as of the date of this Agreement and as of the Closing Time or the Option Closing Time, as the case may be, the representations and warranties of the Company contained herein were and are true and correct, and (iii) as of the Closing Time or the Option Closing Time, as the case may be, the obligations to be performed by the Company hereunder on or prior to such time have been fully performed.

(h) At the time this Agreement is executed and at the Closing Time or the Option Closing Time, as the case may be, the Underwriter shall have received a letter, addressed to the Underwriter, and in form and substance reasonably satisfactory to the Underwriter, from Piercy Bowler Taylor & Kern, the Company’s independent registered public accounting firm, dated the date of delivery:

(i) confirming that they are, and during the period covered by their report(s) included in the Registration Statement and the Prospectus were, independent registered public accountants with respect to the Company within the meaning of the Securities Act and the published Rules and Regulations and stating that the disclosure under the heading entitled “Experts” in the Registration Statement is correct insofar as it relates to them;

(ii) stating that, in their opinion, the consolidated financial statements, including the notes thereto, of the Company included in the Registration Statement audited by them comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

(iii) stating that, on the basis of procedures (but not an audit made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and Board of Directors of the Company and committees of such Board of Directors, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that: (A) any unaudited consolidated financial statements (including, but not limited to, the pro forma and as adjusted financial information) and schedules of the Company included in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published Rules and Regulations under the Securities Act and the Exchange Act or are not fairly presented in conformity with accounting principles generally accepted in the United States (except to the extent that certain note disclosures regarding any interim or “stub” period may have been omitted in accordance with the applicable Rules and Regulations under the Exchange Act) applied on a basis consistent with that of the audited consolidated financial statements appearing therein, (B) there was any change in the capital stock, any increase in short-term or long-term debt of the Company or any decrease in total assets or stockholders’ equity of the Company as of the date of the latest available interim financial statements of the Company and as of a specified date not more than five business days prior to the date of such letter, in each case as compared with the corresponding amounts shown as of June 30, 2006 in the Registration Statement and Prospectus, other than as properly described in the Registration Statement and Prospectus or any change (which shall be set forth therein) that the Underwriter in its sole discretion may accept, or (C) there was a decrease in consolidated net income or in total or per share amounts of consolidated net income of the Company during the period from June 30, 2006, to the date of the latest available interim financial statements of the Company and to a specified date not more than five business days prior to the date of such letter, in each case as compared to the corresponding period in 2005, other than as properly described in the Registration Statement and Prospectus or any decrease (which shall be set forth therein) that the Underwriter in its sole discretion may accept; and

(iv) stating that they have compared specific numerical data and financial information pertaining to the Company set forth in the Registration Statement that have been specified by the Underwriter prior to the date of this Agreement, to the extent that such data and information may be derived from the general accounting records of the Company, and excluding any questions requiring any interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

(i) At the time this Agreement is executed and at the Closing Time or the Option Closing Time, as the case may be, the Underwriter shall have received a letter, addressed to the Underwriter, and in form and substance reasonably satisfactory to the Underwriter, from Piercy Bowler Taylor & Kern, the independent registered public accounting firm of Stockman’s Casino, Inc. (“Stockman’s Casino”), dated the date of delivery:

(i) confirming that they are, and during the period covered by their report(s) included in the Registration Statement and the Prospectus were, independent registered public accountants with respect to Stockman’s Casino within the meaning of the Securities Act and the published Rules and Regulations and stating that the disclosure under the heading entitled “Experts” in the Registration Statement is correct insofar as it relates to them;

(ii) stating that, in their opinion, the financial statements, including the notes thereto, of Stockman’s Casino included in the Registration Statement audited by them comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and

(iii) stating that, on the basis of procedures (but not an audit made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of Stockman’s Casino (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and Board of Directors of Stockman’s Casino and committees of such Board of Directors, if any, inquiries to certain officers and other employees of Stockman’s Casino responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that: (A) any unaudited financial statements (including, but not limited to, the pro forma and as adjusted financial information) and schedules of Stockman’s Casino included in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published Rules and Regulations under the Securities Act and the Exchange Act or are not fairly presented in conformity with accounting principles generally accepted in the United States (except to the extent that certain note disclosures regarding any interim or “stub” period may have been omitted in accordance with the applicable Rules and Regulations under the Exchange Act) applied on a basis consistent with that of the audited financial statements appearing therein, (B) there was any change in the capital stock, any increase in short-term or long-term debt of Stockman’s Casino or any decrease in total assets or stockholders’ equity of Stockman’s Casino as of the date of the latest available interim financial statements of Stockman’s Casino and as of a specified date not more than five business days prior to the date of such letter, in each case as compared with the corresponding amounts shown as of June 30, 2006, in the Registration Statement and Prospectus, other than as properly described in the Registration Statement and Prospectus or any change (which shall be set forth therein) that the Underwriter in its sole discretion may accept, or (C) there was a decrease in net income or in total or per share amounts of net income of Stockman’s Casino during the period from June 30, 2006, to the date of the latest available interim financial statements of Stockman’s Casino and to a specified date not more than five business days prior to the date of such letter, in each case as compared to the corresponding period in 2005, other than as properly described in the Registration Statement and Prospectus or any decrease (which shall be set forth therein) that the Underwriter in its sole discretion may accept.

(j) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Shares shall be reasonably satisfactory in form and substance to the Underwriter and to counsel for the Underwriter, and the Underwriter shall have received from such counsel for the Underwriter an opinion, dated as of the Closing Time or the Option Closing Time, as the case may be, with respect to the sufficiency of such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as the Underwriter may reasonably require. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

(k) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriter’s participation in such offering.

(l) Prior to or on the Effective Date, The American Stock Exchange shall have approved the Shares for listing.

(m) Prior to or on the Effective Date, the Company shall have delivered to the Underwriter, or its counsel, executed copies of the Lock-Up Agreements referred to in Section 2(z) of this Agreement.

Any certificate or other document signed by the Chief Executive Officer, the Chief Financial Officer, or the Secretary of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company hereunder to the Underwriter as to the statements made therein. If any condition to the Underwriter’s obligations hereunder to be fulfilled prior to or at the Closing Time or the Option Closing Time, as the case may be, is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, in writing waive any conditions that have not been fulfilled or extend the time for their fulfillment.

8.	INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless the Underwriter against any losses, claims, damages, liabilities or expenses (including reasonable costs of investigation) to which the Underwriter may become subject under the Securities Act or otherwise, arising out of or based upon (i) the breach of any representation, warranty, agreement or covenant of the Company herein contained, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Prospectus or the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Preliminary Prospectus or Prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by the Underwriter specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to the purchaser of Shares that is asserting a loss, claim, damage, liability or action within the time required by the Securities Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 5(d) hereof.

The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities the Company may otherwise have hereunder.

(b) The Underwriter agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, or expenses (including reasonable costs of investigation) to which the Company may become subject under the Securities Act or otherwise, arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Underwriter herein contained, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Prospectus or the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof (it being understood that the only information so provided is the information described in Section 4(b) of this Agreement). The Underwriter agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities the Underwriter may otherwise have under this Agreement.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are inconsistent with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with clause (ii) of this Section 8(c) (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a) or 8(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time (no more than fifteen (15) days) after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement, with such consent not to be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party or indemnification could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares pursuant to this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discount and commissions received by the Underwriter on the other hand, as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Underwriter’s affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(e) The parties hereby acknowledge that they are sophisticated business persons who are represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

9.	EFFECTIVE DATE OF THIS AGREEMENT.

This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto or (b) the release of notification of the effectiveness of the

Registration Statement by the Commission; provided, however, that the provisions of Sections 6, 8, 10 and 11 hereof shall at all times be effective.

10.	REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY.

The agreements contained in this Agreement, and the representations, warranties, covenants, and other statements of the Company and of its directors and officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, or any of its or their partners, officers, directors, or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder or any termination or cancellation of this Agreement.

11.	TERMINATION.

(a) If the Underwriter terminates this Agreement because a condition in Section 7 is not satisfied, then the Company will reimburse the Underwriter for such out-of-pocket expenses (including the fees and disbursements of the Underwriter’s counsel) as shall have been incurred by the Underwriter in connection with this Agreement or the proposed offer, sale, and delivery of the Shares, up to a maximum of $100,000, in accordance with Section 6, and, upon demand, the Company agrees to pay promptly the full amount thereof to the Underwriter.

(b) In addition to the right to terminate this Agreement pursuant to Sections 7 and 11(a) hereof, the Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Time or the Option Closing Time (if different from the Closing Time and then only as to the Option Shares) by giving prior notice to the Company in the event of the following: (i) if there has been, since the time of the execution of this Agreement or since the respective dates as of which information is given in the Preliminary Prospectus, the General Disclosure Package, or the Prospectus, any Material Adverse Change in the condition, financial or otherwise, or in the earnings or business affairs of the Company or the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) if any domestic or international event, act, or occurrence has materially and adversely disrupted, or, in the reasonable opinion of the Underwriter, will in the immediate future materially and adversely disrupt, the securities markets generally, such that, in the reasonable opinion of the Underwriter, it would be inadvisable to proceed with the offering, sale, or delivery of the Firm Shares or the Option Shares, as the case may be; (iii) if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on The American Stock Exchange; (iv) if there shall have been an outbreak or increase in the level of major hostilities or other national or international calamity; (v) if a gaming moratorium has been declared by federal, state or local authorities with respect to Delaware or Nevada; (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, that will, in the reasonable opinion of the Underwriter, make it inadvisable to proceed with the offering, sale, or delivery of the Firm Shares or the Option Shares, as the case may be; or (vii) if any material governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof. In such a case, and absent any failure by the Company to satisfy the provisions of Section 7, the Company shall have no liability to the Underwriter other than for obligations assumed by the Company pursuant to Section 6.

(c) If the Underwriter elects to terminate this Agreement, the Underwriter shall notify the Company promptly by telephone, fax, or telegram, confirmed by letter.

(d) Notwithstanding any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 6, 8, 10, 11(a) and 13 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

12.	NOTICES.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter to Sterne, Agee & Leach, Inc., 800 Shades Creek Parkway, Suite 700, Birmingham, Alabama 35209, Attention: W. Barry McRae, with a copy to Haskell Slaughter Young & Rediker, LLC, 1400 Park Place Tower, 2001 Park Place North, Birmingham, Alabama 35203, Attention: S. Jason Nabors, or if sent to the Company, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to Full House Resorts, Inc., 4670 S. Fort Apache Road, Suite 190, Las Vegas, Nevada 89197, Attention: Chief Executive Officer, with a copy to Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131, Attention: Paul Berkowitz. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

13.	PARTIES.

This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter and the Company and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Firm Shares or the Option Shares), and no other person shall have, or be construed to have, any legal or equitable right, remedy, or claim under, in respect of, or by virtue of this Agreement or any provision herein contained.

14.	GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

15.	SERVICE OF PROCESS.

In any such action or proceeding with respect to this Agreement, the Underwriter and the Company each waive personal service of any summons, complaint, or other process and agree that service thereof may be made in accordance with Section 12.

16.	HEADINGS.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

17.	COUNTERPARTS.

This Agreement may be signed in several counterparts, each of which will constitute an original, but all such respective counterparts shall together constitute one and the same instrument.

Remainder of page intentionally left blank

If the foregoing correctly sets forth the understandings between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

FULL HOUSE RESORTS, INC.

By

Andre M. Hilliou

Chief Executive Officer

ACCEPTED as of the date first above

written, in Birmingham, Alabama

STERNE, AGEE & LEACH, INC.

By

Name

Title

SCHEDULE 1

Issuer-Represented Free Writing Prospectus

SCHEDULE 2

List of Subsidiaries

Manuelito LLC

Full House Subsidiary, Inc.

Full House Subsidiary of Nevada, Inc.

Gaming Entertainment (Delaware), LLC

Gaming Entertainment (Michigan), LLC

Gaming Entertainment (California), LLC

Gaming Entertainment (Santa Fe) LLC

Gaming Entertainment (New Mexico) LLC

Gaming Entertainment (Oklahoma) LLC

Gaming Entertainment (Montana) LLC

SCHEDULE 3

Lock-Up Agreements

William P. McComas

Lee A. Iacocca

LKL Family Limited Partnership

J. Michael Paulson

Allen E. Paulson Living Trust

Andre M. Hilliou

Carl G. Braunlich

Mark J. Miller

Greg Violette

James D. Meier

T. Wesley Elam

H. Joe Frazier

Barth F. Aaron

James P. Dacey

EXHIBIT A

____________, 2006

FULL HOUSE RESORTS, INC.

4670 South Fort Apache Road

Suite 190

Las Vegas, Nevada 89147

STERNE, AGEE & LEACH, INC.

800 Shades Creek Parkway

Suite 700

Birmingham, Alabama 35209

Re:    Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Full House Resorts, Inc. (the “Company”) and Sterne, Agee & Leach, Inc. (the “Underwriter”). Upon the terms and subject to the conditions of the Underwriting Agreement, the Company intends to issue and sell to the Underwriter, and the Underwriter intends to purchase from the Company, shares of Common Stock, par value $.0001 per share, of the Company (the “Shares”), as described in and contemplated by the registration statement on Form SB-2, File No. 333-136341 (the “Registration Statement”), as filed with the United States Securities and Exchange Commission on August 4, 2006 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer, director or owner of capital stock, options or other securities of the Company (the “Company Securities”), that the Offering be completed as contemplated.

The undersigned has agreed to enter into this Agreement to further assure the Underwriter that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the Underwriter’s underwriting effort in connection with the Offering.

Therefore, as an inducement to the Underwriter to enter into the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly (collectively, a “Disposition”), any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities, held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed beneficially owned by the undersigned (collectively, the

A-1

“Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 180 days after the date of the Company’s final Prospectus that forms a part of the Registration Statement and is filed with the United States Securities and Exchange Commission pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of the Underwriter, or (ii) exercise or seek to exercise or effect in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling security holder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions shall include, but are not limited to, any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-Up Shares.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned shall be released from the obligations under this Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares on the books of the Company if such transfer would constitute a violation or breach of this Agreement. This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles.

Very truly yours,

Name:

A-2

EXHIBIT B

The opinion of counsel to the Company to be delivered pursuant to Section 7(d) of the Underwriting Agreement (the “Agreement”) shall be substantially to the effect that:

(i) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified to transact business as a foreign corporation under the laws of, and is in good standing in, each other jurisdiction where the conduct of its business or the character of its properties may require it to be qualified to do business, except where failure to so qualify would not have a Material Adverse Effect.

(ii) Each of the Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing in good standing under the laws of the state of its incorporation or organization, as the case may be, with the requisite power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus. Each of the Subsidiaries is duly qualified to transact business as a foreign corporation or organization, as the case may be, under the laws of, and is in good standing in, each other jurisdiction where the conduct of its business or the character of its properties may require it to be qualified to do business, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.

(iii) The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, options or warrants referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable, and none of such outstanding shares of capital stock was issued in violation of any preemptive rights or other rights to subscribe for or purchase securities. All offers and sales of the Company’s capital stock prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act.

(iv) The outstanding shares of capital stock or ownership interests, as the case may be, of each of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and none of such outstanding shares of capital stock or ownership interests, as the case may be, was issued in violation of any preemptive rights or other rights to subscribe for or purchase securities. The outstanding shares of capital stock or ownership interests, as the case may be, of each of the Subsidiaries which are owned beneficially or of record by the Company are owned free and clear of any security interest, lien, adverse claim or other encumbrance not otherwise described in the Registration Statement. No options, warrants or other rights to convert any obligations into any shares of capital stock or ownership interests, as the case may be, in any of the Subsidiaries granted by the Company or any of the Subsidiaries are outstanding.

(v) The Shares have been duly authorized, and when issued and delivered by the Company against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable, and no holder of Shares will be subject to personal liability by reason of being such a holder. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the transfer of, the Shares provided by law or pursuant to the Company’s certificate of incorporation, bylaws or other governing documents or, to counsel’s knowledge, any agreement or other instrument to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offer or sale of the Shares as contemplated by the Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or any other securities of the Company under United States federal securities laws. Upon delivery of certificates representing the Shares to the Underwriter against payment of the agreed consideration in accordance with the terms of the Agreement, the Underwriter will acquire the Shares free and clear of any lien, adverse claim or other encumbrance created by the Company or to which the Company is subject.

(vi) The capital stock of the Company and the Shares conform to the descriptions thereof set forth under the caption “Description of Securities” in the Prospectus. Except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any such capital stock.

(vii) The Company has full requisite corporate power and authority to execute and deliver the Agreement and to issue, sell and deliver the Shares to the Underwriter as provided in the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms (except in all cases to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or similar laws affecting the enforcement of creditor rights and remedies generally, (ii) general principles of equity apply, including, without limitation, (a) that the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceeding may be brought, and (b) the application of concepts of materiality, reasonableness, good faith and fair dealing, and (iii) the enforceability of the indemnification and contribution provisions hereof and the waiver of service of process may be limited under applicable federal or state or other securities laws or the public policy underlying such laws).

(viii) No consent, authorization, registration, qualification, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or agency or any court or other tribunal is required for the performance of the Agreement by the Company or the consummation by the Company of the transactions contemplated thereby, except such as have been obtained or made under the Securities Act, the Exchange Act or applicable state securities laws and such as may be required by the NASD and the Nevada Gaming Commission.

(ix) The performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Shares by the Company and the use of the proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds”) will not (i) violate, result in a breach of or conflict with any term of the certificate of incorporation or bylaws or other charter or organizational document of the Company or any of the Subsidiaries; (ii) violate or result in a breach or violation by the Company or any of the Subsidiaries of any of the terms or provisions of, or constitute a default by the Company or any of the Subsidiaries under, or result in the creation or imposition of any lien, encumbrance, pledge, charge, security interest or claim of any kind upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel and to which the Company or any of the Subsidiaries is a party or to which the Company or any of the Subsidiaries or any of their respective properties is subject; or (iii) violate, result in a breach of or conflict with any law or any rule, regulation, order, judgment or decree known to such counsel of any court or governmental agency or body applicable to the Company or any of the Subsidiaries or any of their respective operations, businesses, properties or assets.

(x) To our knowledge, no material default exists, and no event has occurred which with notice or after the lapse of time to cure, or both, would constitute a material default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or to which they or any of their respective properties are subject, or of the certificate of incorporation, bylaws or other organizational document of the Company or any of the Subsidiaries.

(xi) To our knowledge, neither the Company nor any of the Subsidiaries is in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company and the Subsidiaries and material to the Company and the Subsidiaries taken as a whole, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries.

(xii) To our knowledge, there is not pending or threatened any action, suit, claim, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Agreement or the performance by the Company of its obligations thereunder.

(xiii) The statements set forth in the Prospectus under the captions “Risk Factors,” “Business-Legal Proceedings,” “Management,” “Description of Securities,” and “Underwriting” and in Items 24 and 26 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company’s certificate of incorporation and bylaws, legal proceedings or legal conclusions (other than with respect to gaming laws, rules, regulations and proceedings), have been reviewed by counsel and fairly present and summarize, in all material respects, the matters referred to therein.

(xiv) The outstanding shares of Common Stock and the Shares are duly authorized for trading on The American Stock Exchange.

(xv) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the certificate of incorporation and bylaws of the Company and the requirements of The American Stock Exchange.

(xvi) The Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus will not be, an “investment company” or a company “controlled” by an “investment company”, as such terms are respectively defined in the 1940 Act and the rules and regulations thereunder.

(xvii) The Registration Statement has been declared effective under the Securities Act by the Commission, and, to the knowledge of such counsel, no stop order suspending the effectiveness of such Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated by the Commission. Any filing required by Rule 424(b) has been made within the time period and in the manner required by Rule 424(b). The Registration Statement, the Prospectus and any amendments or supplements thereto (except for the financial statements and schedules and summaries of financial information included therein as to which such counsel need express no opinion), as of their respective effective or issue dates, complied in all material respects with the requirements of the form on which the Registration Statement was filed with the Commission under the Securities Act and the Rules and Regulations; the descriptions in the Registration Statement and the Prospectus of statutes, regulations, and legal and governmental proceedings, and contracts and other documents are accurate in all material respects and present fairly the information required to be stated therein; and such counsel does not know of any statutes, regulations, or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

In addition to the opinions set forth above, counsel shall state that on the basis of the participation of such counsel in conferences at which the contents of the Registration Statement, the Prospectus and the General Disclosure Package and related matters were discussed, but without independent verification by such counsel of the accuracy, completeness, or fairness of statements contained in the Registration Statement, the Prospectus, the General Disclosure Package, or any amendment or supplement thereto (other than financial statements and other financial schedules and summaries of financial information which are or should be contained therein, as to which such counsel need express no opinion), nothing has come to the attention of such counsel that (A) the Registration Statement, the Prospectus, or any amendment or supplement thereto does not appear on its face to comply as to form in any material respects with the requirements of the Securities Act and the Rules and Regulations; (B) the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Furthermore, counsel has no reason to believe that the documents specified in the General Disclosure Package, as of the Applicable Time and as of the Closing Time, contained any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the corporate laws of the States of New York and Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of the Company and its officers or other representatives and of governmental officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Underwriter and to Underwriter’s counsel.